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POWER OF ATTORNEY

        We, the undersigned trustees of the Clough Global Allocation Fund, a Delaware statutory trust (the "Fund"), do hereby severally constitute and appoint Jeremy O. May with full power of substitution, and with full power to sign for him/her and in his/her name in the appropriate capacities, any registration statements on Form N-2 filed by the Fund, including any and all pre-effective and post-effective amendments to such registration statements and supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and Investment Company Act of 1940, as amended, and all related requirements of the Securities and Exchange Commission.

        IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature	Title	Date

/s/ ADAM CRESCENZI Adam Crescenzi	Trustee	July 26, 2004
/s/ JOHN F. MEE John F. Mee	Trustee	July 26, 2004
/s/ RICHARD C. RANTZOW Richard C. Rantzow	Trustee	July 26, 2004

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POWER OF ATTORNEY